UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

Lumber Liquidators Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33767 (Commission File Number)	27-1310817 (IRS Employer Identification No.)

3000 John Deere Road, Toano, Virginia 23168

(Address of Principal Executive Offices) (Zip Code)

(757) 259-4280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2017, Lumber Liquidators Holdings, Inc. (the “Company”) appointed Timothy J. Mulvaney, age 48, as Senior Vice President, Chief Accounting Officer. Mr. Mulvaney’s employment with the Company is expected to begin on or about June 5, 2017 and he will report to Marty Agard, the Company’s Chief Financial Officer. On May 26, 2017, the Company issued a press release announcing Mr. Mulvaney’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

Prior to his appointment, Mr. Mulvaney most recently served as Chief Accounting Officer of Media General, Inc. (“Media General”) from January 2012 and Controller of Media General from July 2009, in each case through the effective time of the merger between Media General and Nexstar Broadcasting Group, Inc., subsequent to which Mr. Mulvaney assisted Media General with the transition. Prior to serving as Controller and Chief Accounting Officer of Media General, Mr. Mulvaney served in various other financial roles with Media General beginning in 1997. Prior to joining Media General, Mr. Mulvaney was also with Ernst & Young LLP from 1991 to 1997. Mr. Mulvaney is a certified public accountant.

Mr. Mulvaney was appointed pursuant to the terms of an offer letter agreement, dated March 22, 2017 (the “Offer Letter Agreement”). The Offer Letter Agreement with Mr. Mulvaney provides that Mr. Mulvaney will receive an annual base salary of $250,000. Mr. Mulvaney will be eligible to participate in the Company’s annual bonus plan for executive management, with a target payout of 40% of his annual base salary and the opportunity to earn a maximum of 150% of his target payout. In addition, Mr. Mulvaney will receive an equity award, consisting of 50% options and 50% restricted stock, with a total cumulative value of $100,000 that vests ratably over four years.

Pursuant to the Offer Letter Agreement, if Mr. Mulvaney’s employment is terminated without cause (as defined in the Offer Letter Agreement) within eighteen (18) months of his actual hire date and provided he executes (i) a severance benefit agreement within thirty (30) days of his actual hire date and (ii) a general release and waiver, he will be entitled to (a) salary continuation in the amount equivalent to his base salary in effect as of his termination date for 52 weeks, subject to standard payroll deductions and withholdings and (b) for a period of up to 52 weeks, payment by the Company of a portion of the COBRA payments such that Mr. Mulvaney’s premium payment does not exceed what he otherwise would have paid if he were employed.

The foregoing description of the Offer Letter Agreement is qualified in its entirety by reference to the full text of the Offer Letter Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter Agreement with Timothy J. Mulvaney, dated March 22, 2017

99.1	Press release dated May 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2017

LUMBER LIQUIDATORS HOLDINGS, INC.

By:	/s/ Jill Witter
Jill Witter
Secretary, Chief Legal Officer and Chief Compliance Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Offer Letter Agreement with Timothy J. Mulvaney, dated March 22, 2017

99.1	Press release dated May 26, 2017